Exhibit 3.285

State of Delaware
Certificate of Merger of

VoiceStream PCS I Iowa LLC
(a Delaware limited liability company)

merging with and into

T-Mobile Central LLC
(a Delaware limited liability company)

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned surviving limited liability company executed the following Certificate of Merger:

First:	The name of the surviving limited liability company is T-Mobile Central LLC, a Delaware limited liability company (the “Surviving LLC”).

Second:	The name of the limited liability company being merged with and into the Surviving LLC is VoiceStream PCS I Iowa LLC, a Delaware limited liability company (the “Target LLC”).

Third:
The Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of the Target LLC with and into the Surviving LLC (the “Merger”) has been duly approved, adopted, certified , executed and acknowledged by the Surviving LLC and by the Target LLC.

Fourth:	The name of the surviving limited liability company is T-Mobile Central LLC.

Fifth:	The Merger is to become effective on December 31, 2018 at 11:45 pm EST.

Sixth:	The executed Merger Agreement is on file at 12920 S.E. 38th Street, Bellevue, Washington 98006, a place of business of the Surviving LLC.

Seventh:	A copy of the Merger Agreement will be furnished by the Surviving LLC, on request and without cost, to any member of the Target LLC or the Surviving LLC.

[Signature on following page]

IN WITNESS WHEREOF, the Surviving LLC has caused this certificate to be signed by its authorized person this 14th day of December, 2018.

T-Mobile Central LLC

By:	/s/ David A. Miller
Name:	David A. Miller
Title:	Executive Vice President, General Counsel & Secretary

(Signature page to Certificate of Merger regarding VoiceStream PCS I Iowa LLC)

State of Delaware
Certificate of Merger of

Iowa Wireless Services, LLC
(a Delaware limited liability company)

merging with and into

T-Mobile Central LLC
(a Delaware limited liability company)

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned surviving limited liability company executed the following Certificate of Merger:

First:	The name of the surviving limited liability company is T-Mobile Central LLC, a Delaware limited liability company (the “Surviving LLC”).

Second:	The name of the limited liability company being merged with and into the Surviving LLC is Iowa Wireless Services, LLC, a Delaware limited liability company (the “Target LLC”).

Third:
The Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of the Target LLC with and into the Surviving LLC (the “Merger”) has been duly approved, adopted, certified, executed and acknowledged by the Surviving LLC and by the Target LLC.

Fourth:	The name of the surviving limited liability company is T-Mobile Central LLC.

Fifth:	The Merger is to become effective on December 31, 2018 at 11:50 pm EST.

Sixth:	The executed Merger Agreement is on file at 12920 S.E. 38th Street, Bellevue, Washington 98006, a place of business of the Surviving LLC.

Seventh:	A copy of the Merger Agreement will be furnished by the Surviving LLC, on request and without cost, to any member of the Target LLC or the Surviving LLC.

[Signature on following page]

IN WITNESS WHEREOF, the Surviving LLC has caused this certificate to be signed by its authorized person this 14th day of December, 2018.

T-Mobile Central LLC

By:	/s/ David A. Miller
Name:	David A. Miller
Title:	Executive Vice President, General Counsel & Secretary

(Signature page to Certificate of Merger regarding Iowa Wireless Services, LLC)